SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2008

SIPP INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-225820	87-0810718
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2580 Anthem Village Drive,  Suite # B-1,  Henderson,  NV. 89052

(Address of principal executive offices) (Zip Code)

(none)

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 5 – Corporate Governance and Management

Item 5.02  Changes in Control of Registrant.

On August 8, 2008, Erik Nelson resigned as the Chief Financial Officer and Corporate Secretary of the Company, and as a member of the Board of Directors of the Company.  Mr. Nelson resigned due to the Company’s lack of financial resources and inability to continue as an operating entity in its current state.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIPP INDUSTRIES, INC.
Date: August 12, 2008	/s/ Lee Danna
By: Lee Danna, Chief Executive Officer

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